RETENTION BONUS AGREEMENT

     This Retention Bonus Agreement is entered into this 2nd day of April, 1999, by and between PAMIDA, INC. ("Pamida"), a Delaware corporation, and GEORGE R. MIHALKO (the "Employee").


                              W I T N E S S E T H:

     WHEREAS, the Employee currently is a key executive of Pamida; and

     WHEREAS, an entity which might have an interest in acquiring the business of Pamida would be more likely to pursue such a transaction and to pay full value for such business if such entity could reasonably expect the Employee to remain in the employ of Pamida or Pamida's successor following such acquisition; and

     WHEREAS, Pamida desires to induce the Employee to remain in the employ of Pamida or Pamida's successor if a Retention Event (as defined below) occurs;

     NOW, THEREFORE, in consideration of the premises and of the covenants set forth in this agreement, the parties hereto, intending to be legally bound, agree as follows:

     1. For purposes of this agreement, a "Retention Event" shall be deemed to have occurred upon the happening of any of the following events:

     (a) Pamida Holdings Corporation ("Holdings") is merged or consolidated into another corporation, and immediately after such merger or consolidation becomes effective the holders of a majority of the outstanding shares of capital stock of Holdings immediately prior to the effectiveness of such merger or consolidation do not own (directly or indirectly) a majority of the outstanding shares of voting capital stock of the surviving or resulting corporation in such merger or consolidation.

     (b) Holdings ceases to own (directly or indirectly) a majority of the outstanding shares of voting capital stock of Pamida (unless such event results from the merger of Pamida into Holdings, with no material change in the ownership of the voting capital stock of Holdings, or from the dissolution of Pamida and the continuation of its business by Holdings).

     (c) Pamida is merged or consolidated into a corporation other than Holdings, and at any time after such merger or consolidation becomes effective Holdings does not own (directly or indirectly) a majority of the outstanding shares of voting capital stock of the surviving or resulting corporation in such merger or consolidation.

     (d) Pamida sells or otherwise disposes of all or substantially all of the property and assets of Pamida, other than to an entity or group of entities which immediately prior to such transaction is under common ownership (directly or indirectly) with Pamida.

     (e) Any person, entity, or group of persons within the meaning of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act") and the rules promulgated thereunder, other than 399 Venture Partners, Inc. or any of its affiliates (as defined in Rule 12b-2 under the 1934 Act), becomes the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of thirty percent (30%) or more of the outstanding voting capital stock of Holdings, and 399 Venture Partners, Inc. and its affiliates then collectively own less than twenty percent (20%) of the aggregate number of shares of Common Stock and Nonvoting Common Stock of Holdings then outstanding (unless 399 Venture Partners, Inc. and/or its affiliates are part of the group owning such 30% or more).

     (f) During any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of Holdings cease, for any reason, to constitute at least a majority of the Board of Directors of Holdings, unless the election or nomination for election of each new director of Holdings who took office during such period was approved by a vote of at least two-thirds of the directors of Holdings still in office at the time of such election or nomination for election who were directors of Holdings at the beginning of such period or unless 399 Venture Partners, Inc. or Citicorp Venture Capital, Inc. approves any such replacement director.

     2. If (i) a Retention Event occurs, (ii) the Employee is employed by Pamida at the time the Retention Event occurs, and (iii) the Employee remains in the employ of Pamida (or of the entity which succeeds to the business of Pamida upon the occurrence of the Retention Event) for a continuous period of six (6) months after the effective date of the Retention Event, then within ten (10) days after the elapse of such 6-month period Pamida agrees to pay the Employee the sum of $160,000.00 as a retention bonus in consideration of such continued employment.

     3. If (i) a Retention Event occurs, (ii) the Employee is employed by Pamida immediately prior to the time the Retention Event occurs, and (iii) either upon the effective date of the Retention Event or within six (6) months after the effective date of the Retention Event Pamida (or the entity which succeeds to the business of Pamida upon the occurrence of the Retention Event) terminates the employment of the Employee without cause, then within ten (10) days after the effective date of such termination of employment Pamida agrees to pay the Employee the sum of $160,000.00 in consideration of the Employee's willingness to remain in the employ of Pamida or such successor after the occurrence of a Retention Event.

     4. For purposes of this agreement, "cause" shall mean only (i) the Employee's confession or conviction of theft, fraud, embezzlement, or any other crime involving dishonesty with respect to Pamida or any parent, subsidiary, or affiliate of Pamida, (ii) the Employee's excessive absenteeism (other than by reason of physical injury, disease, or mental illness) without reasonable cause,
(iii) the Employee's material violation of the provisions of any confidentiality or nondisclosure agreement with Pamida or any parent, subsidiary, or affiliate of Pamida, (iv) habitual and material negligence by the Employee in the performance of the Employee's duties and responsibilities as an employee of Pamida and the Employee's failure to cure such negligence within thirty (30) days after the Employee's receipt of a written notice from the Board of Directors or Chief Executive Officer of Pamida setting forth in reasonable detail the particulars of such negligence, (v) material noncompliance by the Employee with the Employee's obligations under any employment agreement with Pamida to which the Employee is a party and the Employee's failure to correct such non-compliance within thirty (30) days after the Employee's receipt of a written notice from the Board of Directors or Chief Executive Officer of Pamida setting forth in reasonable detail the particulars of such non-compliance, or
(vi) material failure by the Employee to comply with a lawful directive of the Board of Directors or Chief Executive Officer of Pamida and the Employee's failure to cure such non-compliance within thirty (30) days after the Employee's receipt of a written notice from the Board of Directors or Chief Executive Officer of Pamida setting forth in reasonable detail the particulars of such non-compliance. For purposes of this Paragraph 4, neither the results of the operations of Pamida nor any business judgment made in good faith by the Employee shall constitute an independent basis for termination for cause of the Employee's employment by Pamida. For purposes of this Paragraph 4, references to "Pamida" shall include an entity which succeeds to the business of Pamida upon the occurrence of a Retention Event. The provisions of this Paragraph 4 are subject in all events to the provisions of Paragraph 8.

     5. If the employment of the Employee by Pamida (or by the entity which succeeds to the business of Pamida upon the occurrence of a Retention Event) terminates either upon the effective date of the Retention Event or within six
(6) months after the Effective Date of the Retention Event for a reason other than the termination of such employment by Pamida or such successor entity without cause, then the Employee shall not be entitled to any payment under this agreement.

     6. If no Retention Event has occurred by the close of business on March 11, 2000, then this agreement automatically will terminate at such time; and, in such event, Pamida will have no further obligation to the Employee under this agreement.

     7. This agreement shall be binding upon Pamida and Pamida's successors and assigns and shall inure to the benefit of the Employee and the Employee's heirs and personal representatives. In connection with any Retention Event, Pamida shall take such actions as may be necessary to assure either that a sufficient amount of its unencumbered funds will remain available to fully satisfy the obligations of Pamida under this agreement or that such obligations are assumed by a financially responsible entity whose creditworthiness is at least equal to that of Pamida.

     8. This agreement is not, and shall not for any purpose be deemed to constitute, an employment or severance agreement between Pamida and the Employee. Nothing in this agreement shall confer upon the Employee the right to remain in the employ of Pamida for any particular period of time or in any particular capacity or affect any right which Pamida or the Employee may have to terminate the employment relationship between Pamida and the Employee at any time, for any reason, with or without cause.

     9. This agreement shall be governed by and construed in accordance with the laws of Nebraska.

     10. The Employee understands that Pamida desires to maintain the confidentiality of this agreement and its terms and further desires to maintain the confidentiality of any discussions or negotiations that Pamida may undertake with respect to a possible Retention Event. Accordingly, the Employee agrees not to disclose to or discuss with anyone the existence of this agreement or any of the terms of this agreement without the prior written approval of the Chief Executive Officer of Pamida prior to the written public disclosure of this agreement and its terms by Pamida or Holdings, except that the Employee may discuss this agreement with the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, and Senior Vice President-Human Resources of Pamida. The Employee further agrees not to disclose to or discuss with anyone the existence or possible existence of any discussions or negotiations that Pamida has undertaken or may undertake with respect to a possible Retention Event so long as such discussions or negotiations have not been publicly disclosed in writing by Pamida or Holdings; provided, that, at the direction of the Chief Executive Officer, Chief Operating Officer, or Chief Financial Officer of Pamida, the Employee may discuss matters relating to a possible Retention Event with such persons and to such extent as may be specified by any such executive officer of Pamida in such directions. If the Employee violates any of the confidentiality provisions of this Paragraph 10 at any time prior to the consummation of a Retention Event, then the Board of Directors of Pamida, in its sole and absolute discretion, may terminate this agreement, and Pamida thereupon shall have no further obligation or liability to the Employee under this agreement.

     IN WITNESS WHEREOF, Pamida and the Employee have executed this agreement on the day and year first above written.


                                        PAMIDA, INC., a Delaware corporation

                                        By: /s/Steven S. Fishman
                                            --------------------
                                        Title: Chairman of the Board and Chief
                                               Executive Officer


                                            /s/George R. Mihalko
                                            --------------------
                                            George R. Mihalko, Employee